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EXHIBIT 21.1

NUVASIVE, INC. SUBSIDIARIES

Subsidiary Name	Jurisdiction of Incorporation
NuVasive (Europe) GmbH	Germany

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  EXHIBIT 21.1
NUVASIVE, INC. SUBSIDIARIES